                                                                    EXHIBIT 21.1

         The following table sets forth the name and jurisdiction of incorporation/charter of the Registrant's subsidiaries, assuming completion of the conversion transactions described in the Prospectus. Inactive subsidiaries are not listed. All of the subsidiaries are 100% owned by Bank Mutual (f/k/a Mutual Savings Bank), except that Bank Mutual is a direct subsidiary of Bank Mutual Corporation.

     -------------------------------------------------------------------------------------------
     Name of Subsidiary                                   Jurisdiction of Incorporation/Charter
     -------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------
     Bank Mutual                                          USA
     -------------------------------------------------------------------------------------------
     Lake Financial and Insurance Services, Inc.          Wisconsin
     -------------------------------------------------------------------------------------------
     Mutual Investment Corporation                        Nevada
     -------------------------------------------------------------------------------------------
     MC Development LTD                                   Wisconsin
     -------------------------------------------------------------------------------------------
     Savings Financial Corporation (50% owned)            Wisconsin
     -------------------------------------------------------------------------------------------
     First Northern Investments, Inc.                     Nevada
     -------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------